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                                                                      EXHIBIT 99


CONTACTS:        Steven T. Darak Senior Vice President & Chief Financial Officer
                 (602) 852-6600

                 Eugene G. Heller
                 Silverman Heller Associates
                 (310) 208-2550

FOR IMMEDIATE RELEASE

           UGLY DUCKLING CORPORATION ANNOUNCES INTENTION TO SELL UP TO 5,000,000 SHARES OF COMMON STOCK TO INSTITUTIONAL INVESTORS

PHOENIX, Arizona (February 3, 1997) -- Ugly Duckling Corporation (Nasdaq NM:UGLY) today announced that it plans to privately sell up to 5,000,000 shares (not including a 15% over-allotment option) of common stock to institutional investors at a price to be determined.

         The proceeds of the offering will be used to facilitate the Company's growth strategy, which may include the acquisition or development of car dealerships and finance operations, expansion of the Company's contract portfolio, which may include bulk loan purchases, and development or acquisition of new products and services. Initially, a portion of the proceeds of the private placement will be used to pay down the Company's revolving credit facility.

         Headquartered in Phoenix, Arizona, Ugly Duckling operates one of the largest chains of "buy-here/pay-here" used car dealerships in the United States and underwrites, finances, and services retail installment contracts generated from the sale of used cars by its dealerships and by third-party used car dealers located in selected markets throughout the country. The Company targets its products and services to the sub-prime segment of the automobile industry.

                                    * * * * *

         This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful under the securities laws of any such state.

         The securities to be sold in connection with the private placement discussed herein have not been registered under the Securities Act of 1933 and may not be offered or sold absent registration or an applicable exemption from the registration requirements.

                                    * * * * *

         This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which would cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings.